Exhibit 10.8

Execution Version

THIS AMENDED AND RESTATED PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED WORKING CAPITAL PROMISSORY NOTE

Principal Amount: up to $1,300,000 (as set forth on the Schedule of Borrowings attached hereto as Exhibit A)	Dated as of March 26, 2021 New York, New York

Lazard Growth Acquisition Corp. I, a Cayman Islands exempted company (the “Maker”), promises to pay to the order of LGACo 1 LLC, a Delaware series limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to One Million Three Hundred Thousand Dollars ($1,300,000) (as set forth on the Schedule of Borrowings attached hereto as Exhibit A) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note hereby amends and restates in its entirety the working capital promissory note, dated January 25, 2021, issued by the Maker to the Payee.

1. Principal. The entire unpaid principal balance of this Note shall be payable by the Maker in full on the date (such date, the “Maturity Date”) on which the Maker consummates an initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”), unless earlier accelerated upon the occurrence of an Event of Default (as defined herein). The principal balance may be prepaid by the Maker at any time without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Conversion at the Option of the Payee.  At any time and from time to time, at the option of the Payee, all or a portion of any unpaid and outstanding principal balance of this Note, subject to this paragraph 2, may be convertible into one or more redeemable warrants (the “Working Capital Warrants”), with each $1.50 of unpaid and outstanding principal balance of this Note being convertible into one Working Capital Warrant (a “Conversion”). Each Working Capital Warrant, when and if issued, will entitle the Payee to purchase one Class A ordinary share of the Maker, par value $0.0001 per share (each, an “Ordinary Share”), at an exercise price of $11.50 per Ordinary Share, subject to adjustment, and will otherwise have the terms set forth in that certain Warrant Agreement, substantially in the form of Exhibit B hereto, entered into by the Maker and Continental Stock Transfer & Trust Company on February 12, 2021, the date (the “IPO Closing Date”) of the consummation of the Maker’s initial public offering of the Maker’s units (the “IPO”). The Payee acknowledges and agrees that the Working Capital Warrants, when and if issued, will be subject to the terms of a letter agreement, substantially in the form of Exhibit C hereto, entered into on the IPO Closing Date in connection with the IPO among the Maker, the Payee and certain other parties thereto. In no event shall more than 1,333,333 Working Capital Warrants be issued in the aggregate as a result of one or more Conversions.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Drawdown Requests. The Maker and the Payee agree that the Maker may request up to One Million Three Hundred Thousand Dollars ($1,300,000) in the aggregate for costs and expenses reasonably related to the Maker’s working capital needs prior to the consummation of the Initial Business Combination. The principal of this Note may be drawn down from time to time prior to the Maturity Date, upon request from the Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000) unless agreed to by the Payee in its sole discretion. The Payee shall fund each Drawdown Request no later than three business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any one time may not exceed One Million Three Hundred Thousand Dollars ($1,300,000). No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including without limitation reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon may be sold upon any such writ in whole or in part in any order desired by the Payee.

9. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be in writing and delivered (i) personally or sent by first class registered or certified mail or overnight courier service to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one business day after delivery to an overnight courier service or five days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (a “Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriting discounts and commissions) and certain of the proceeds of the sale of the warrants issued in a private placement to occur in connection with the consummation of the IPO were deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Maker completes an Initial Business Combination, the Maker shall repay the principal balance of this Note, which may be out of the proceeds released to the Maker from the Trust Account.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

LAZARD GROWTH ACQUISITION CORP. I
a Cayman Islands exempted company

By:	/s/ Eyal Ofir
Name: Eyal Ofir
Title: Chief Executive Officer

LGACo 1 llc
a Delaware series limited liability company by Lazard Group LLC as its Sole Manager

By:	/s/ Evan L. Russo
Name: Evan L. Russo
Title: Chief Financial Officer

[Signature Page to Working Capital Promissory Note]